Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32103) of Fisher Communications, Inc. (formerly Fisher Companies Inc.) of our report dated March 11, 2004, appearing in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this form 10-K.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Seattle, Washington

March 11, 2004